SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549




                            FORM 8-K




                          CURRENT REPORT
                 Pursuant to Section 13 or 15(d)
             of the Securities Exchange Act of 1934




     Date of Earliest Event Reported:  January 21, 1997




                Jefferson-Pilot Corporation
   (Exact name of registrant as specified in its charter)



       North Carolina             1-5955          56-0896180
(State or other jurisdiction   (Commission     (I.R.S. Employer
     of incorporation)         File Number)   Identification No.)




  100 North Greene Street, Greensboro, North Carolina    27401
      (Address of principal executive offices)         (Zip Code)




                          (910) 691-3691
      (Registrant's telephone number, including area code)

Item 5.  Other Events

Jefferson-Pilot Corporation on January 21, 1997 closed on the private placement sale of non-convertible Capital Securities from a newly established Delaware business trust controlled by Jefferson-Pilot. The $200 million of Capital Securities of Jefferson-Pilot Capital Trust A have an annual dividend rate of 8.14% payable semi-annually beginning July 15, 1997.

The net proceeds of approximately $198 million will be used for general corporate purposes, which may include future acquisitions.



                            SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   JEFFERSON-PILOT CORPORATION


                                   By:_________________________


                                   (name)   Robert A. Reed


                                   (title)   Vice President




Dated:  January 23, 1997